                                                                   EXHIBIT 10.11

                             LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT


                                  by and among

                     ADVANCE STORES COMPANY, INCORPORATED,

                          ADVANCE HOLDING CORPORATION

                                      and

                           FIRST UNION NATIONAL BANK

                          Dated as of December 1, 1997

                                     INDEX
                                     -----

                                                                               Page
                                                                               ----

ARTICLE I      DEFINITIONS....................................................    2

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS ...............   13
               Section 2.1     Organization and Good Standing ................   13
               Section 2.2.    Corporate and Governmental Authorization;
                               Contravention .................................   13
               Section 2.3.    Binding Effect ................................   13
               Section 2.4.    Financial Information .........................   13
               Section 2.5.    Litigation ....................................   14
               Section 2.6.    ERISA .........................................   14
               Section 2.7.    Taxes .........................................   14
               Section 2.8.    Subsidiaries ..................................   14
               Section 2.9.    Investment Company Act ........................   14
               Section 2.10.   Ownership of Property; Liens ..................   14
               Section 2.11.   No Default ....................................   14
               Section 2.12.   Full Disclosure ...............................   15
               Section 2.13.   Representations Upon Requests for Advances ....   15
               Section 2.14.   Use of Proceeds: Margin Stock .................   15
               Section 2.15.   Insider .......................................   15
               Section 2.16.   Environmental .................................   16
               Section 2.17.   Survival of Representations and Warranties ....   16

ARTICLE III    REIMBURSEMENT AND OTHER PAYMENTS ..............................   17
               Section 3.1.    Letter of Credit ..............................   17
               Section 3.2.    Reimbursement and Other Payments ..............   17
               Section 3.3.    Tender Advances ...............................   17
               Section 3.4.    [Intentionally Left Blank] ....................   19
               Section 3.5.    Commission and Fees ...........................   19
               Section 3.6.    Increased Costs Due to Change in Law ..........   19
               Section 3.7.    Computation ...................................   19
               Section 3.8.    Payment Procedure .............................   20
               Section 3.9.    Business Days .................................   20
               Section 3.10.   Reimbursement of Expenses .....................   20
               Section 3.11.   Extension of Expiration Date ..................   20
               Section 3.12.   Obligations Absolute ..........................   20

ARTICLE IV     INSURANCE; NET PROCEEDS .......................................   22
               Section 4.1.    Insurance .....................................   22

               Section 4.2.   Application of Net Proceeds of Insurance
                              and Eminent Domain .............................   22

ARTICLE V      AFFIRMATIVE COVENANTS .........................................   23
               Section 5.1.   Financial Statements, Reports and Documents ....   23
               Section 5.2.   Maintenance of Existence .......................   24
               Section 5.3.   Notice of Default ..............................   24
               Section 5.4.   Inspection of Property, Books and Records ......   24
               Section 5.5.   Compliance with Laws;
                              Payment of Taxes ...............................   25
               Section 5.6.   Maintenance of Property ........................   25
               Section 5.7.   Environmental Matters ..........................   25
               Section 5.8    Certificate of Occupancy .......................   25

ARTICLE VI     NEGATIVE COVENANTS ............................................   26
               Section 6.1.   Negative Pledge ................................   26
               Section 6.2.   Ratio of Consolidated Funded Debt to
                              Total Capitalization ...........................   26
               Section 6.3.   Minimum Consolidated Tangible Net Worth ........   26
               Section 6.4.   Ratio of Consolidated Current Assets ...........   26
               Section 6.5.   Fixed Charge Coverage ..........................   26
               Section 6.6.   Accounting Method ..............................   26
               Section 6.7.   Loans or Advances ..............................   26
               Section 6.8.   Dissolution ....................................   27
               Section 6.9.   Consolidations, Mergers and Sales of Assets ....   27
               Section 6.10.  Acquisitions ...................................   27
               Section 6.11.  Dividends ......................................   27

ARTICLE VII    CONDITIONS TO ISSUANCE OF LETTER OF CREDIT ....................   28
               Section 7.1.   Conditions on Issuance .........................   28
               Section 7.2.   Additional Conditions Precedent to
                              Issuance of the Letter of Credit ...............   28
               Section 7.3.   Conditions Precedent to Each Tender Advance ....   29

ARTICLE VIII   DEFAULT .......................................................   30
               Section 8.1.   Events of Default ..............................   30
               Section 8.2.   No Remedy Exclusive ............................   32
               Section 8.3.   Anti-Marshaling Provisions .....................   32

ARTICLE IX     MISCELLANEOUS .................................................   33
               Section 9.1.   Indemnification ................................   33
               Section 9.2.   Transfer of Letter of Credit ...................   34
               Section 9.3.   Reduction of Letter of Credit ..................   34

               Section 9.4.   Liability of the Bank ..........................   34
               Section 9.5.   Successors and Assigns .........................   35
               Section 9.6.   Notices ........................................   35
               Section 9.7.   Amendment ......................................   35
               Section 9.8.   Effect of Delay and Waivers ....................   35
               Section 9.9.   Counterparts ...................................   36
               Section 9.10.  Severability ...................................   36
               Section 9.11.  Cost of Collection .............................   36
               Section 9.12.  Set Off ........................................   36
               Section 9.13.  Governing Law ..................................   36
               Section 9.14.  References .....................................   36
               Section 9.15.  Taxes, Etc .....................................   36
               Section 9.16.  Consent to Jurisdiction, Venue;
                              Waiver of Jury Trial ...........................   37
               Section 9.17   Assignment and Pledge of Agreement .............   37

Exhibit A -   Irrevocable Letter of Credit Relating to the Bonds
Exhibit B -   Form of Opinion of Counsel to the Borrowers
Exhibit C -   Litigation

                              LETTER OF CREDIT AND
                            REIMBURSEMENT AGREEMENT

     THIS AGREEMENT, dated as of December 1, 1997, by and among ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Company"), ADVANCE HOLDING CORPORATION, a Virginia corporation (the "Parent", and together with the Company, the "Borrowers") and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States with an office located at Roanoke, Virginia (the "Bank");


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, arrangements have been made pursuant to a Trust Indenture of even date herewith (the "Indenture") between the Development Authority of McDuffie County (the "Issuer"), Branch Banking and Trust Company, as credit facility trustee (the "Credit Facility Trustee") and First Union National Bank, Richmond, Virginia, as trustee (the "Trustee") for the issuance and sale by the Issuer of its Taxable Industrial Development Revenue Bonds (Advance Stores Company, Incorporated Project), Series 1997 in the aggregate principal amount of $10,000,000 (the "Bonds"); and

     WHEREAS, the proceeds from the sale of the Bonds will be used to finance, in whole or in part, the cost of the acquisition, construction, installation and equipping of an industrial facility to be located in McDuffie County, Georgia (the "Project");

     WHEREAS, the proceeds of the Bonds will be made available to the Company pursuant to a Lease Agreement of even date herewith between the Issuer and the Company (the "Lease Agreement"); and

     WHEREAS, in order to enhance the marketability of the Bonds, the Borrowers have requested that the Bank issue an irrevocable direct pay letter of credit in the form attached hereto as Exhibit "A" (such letter of credit or any successor or substitute letter of credit issued by the Bank herein called the "Letter of Credit") in an aggregate amount not exceeding $10,201,370 of which (a) $10,000,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds and (b) $201,370 shall support the payment of up to 49 days interest or portion of the purchase price corresponding to interest on the Bonds at an assumed interest rate of 15% per annum;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and to induce the Bank to issue the Letter of Credit, the Borrowers do hereby covenant and agree with the Bank as follows:

                                   ARTICLE I

                                  DEFINITIONS

     All words and terms defined in Article I of the Lease Agreement shall have the same meanings in this Agreement, unless otherwise specifically defined herein. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.

     1.1. "Accountant" means an independent certified public accountant or a firm thereof as approved by the Borrowers. Initially, the Borrowers have designated and approved Arthur Andersen & Co. as the Accountant.

     1.2. "Affiliate" means any other Person directly or indirectly, controlling, controlled by, or under common control with, the first Person; or any other Person which directly or indirectly owns or controls at least five percent (5%) of the Voting Stock, partnership or other equity interests of, or at least five percent (5%) of its Voting Stock, partnership or other equity interests are owned or controlled by, directly or indirectly, the first Person.

     1.3. "Agreement" means this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

     1.4. "Alternate Credit Facility" means any irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which Alternate Credit Facility shall in all respects material to the registered owners of the Bonds be the same (except for the term set forth in such Alternate Credit Facility) as those of the Letter of Credit.

     1.5. "Bank" means First Union National Bank, a national banking association.

     1.6.  "Bankruptcy Code" means 11 U.S.C. (S) 101 et seq., as amended.
                                                     ------

     1.7. "Bondholder" or "Bondholders" means the initial and any future registered owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to Section 2.4 of the Indenture.

     1.8. "Bond Documents" means, collectively, the Lease Agreement, the Security Instruments, the Indenture, the Bonds, the Remarketing Agreement, the Tender Agency Agreement, the Private Placement Memorandum and the Placement Letter, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

     1.9. "Bonds" means the Development Authority of McDuffie County Taxable Industrial Development Revenue Bonds (Advance Stores Company, Incorporated Project), Series 1997, in the original aggregate principal amount of $10,000,000.

     1.10.  "Borrowers" mean the Company and the Parent.

     1.11. "Capital Stock" means any capital stock of the Parent or any Consolidated Subsidiary (to the extent issued to a Person other than the Parent), whether common or preferred.

     1.12. "CERCLA" means Comprehensive, Environmental, Response, Compensation and Liability Act of 1980, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     1.13.  "Code" means the Internal Revenue Code of 1986, as amended.

     1.14.  "Closing Date" means the date of issuance of the Bonds.

     1.15. "Consistent Basis" means, in reference to the application of GAAP applied on a basis consistent with that of the preceding year, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank.

     1.16. "Company" means Advance Stores Company, Incorporated, a Virginia corporation, and its successors and assigns.

     1.17. "Consolidated Current Assets" and "Consolidated Current Liabilities" mean, at any time, all assets or liabilities, respectively, of the Parent and its Consolidated Subsidiaries that, in accordance with GAAP on a Consistent Basis, should be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries.

     1.18. "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense for such period, and (ii) all payment obligations of the Parent and its Consolidated Subsidiaries for such period under all operating leases and rental agreements on any of the Properties.

     1.19. "Consolidated Funded Debt" means at any date, without duplication, all short-term obligations for borrowed money, all long-term obligations for borrowed money, all private placement debt and all capital leases made in connection with industrial development bond financings of the Parent or any of its Consolidated Subsidiaries.

     1.20. "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Parent or any of its Consolidated

Subsidiaries outstanding during such period.

     1.21. "Consolidated Liabilities" means the sum of all liabilities that, in accordance with GAAP on a Consistent Basis, should be classified as liabilities on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries.

     1.22. "Consolidated Net Income" means, for any period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding (i) extraordinary items and (ii) any equity interests of the Parent or any Subsidiary in the unremitted earnings of any Person that it not a Subsidiary.

     1.23. "Consolidated Operating Profits" means, for any period, the Operating Profits of the Parent and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     1.24. "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

     1.25. "Consolidated Tangible Net Worth" means, at any time, Stockholder's Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP on a Consistent Basis, of

            (A) Any surplus resulting from any write-ups of assets subsequent to December 31, 1994;

            (B) All assets which would be treated as intangibles under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, trade names, copyrights, patents and technologies, and unamortized debt discount and expense;

            (C) To the extent not included in (B) of this Section, any amount at which shares of capital stock of the Parent appear as an asset on the balance sheet of the Parent and its Consolidated Subsidiaries; and

            (D) To the extent not included in (B) of this Section, deferred expenses.

     1.26. "Consolidated Total Assets" means, at any time, the total assets of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP on a Consistent Basis.

     1.27. "Controlled" or "controlling" or "under common control with" means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.28. "Controlled Group" means (i) the controlled group of corporations as defined in Section 1563 of the Code, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code, of which the Borrowers are a part or may become a part.

     1.29. "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases in connection with industrial development revenue bonds, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, to the extent of the fair market value of such assets and (viii) all Debt of others Guaranteed by such Person to the extent of the Debt which has been Guaranteed; provided, however, the term "Debt" shall not include trade indebtedness of the Company.

     1.30. "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, fraudulent transfer or similar laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

     1.31. "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both become an Event of Default.

     1.32. "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order, or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines, penalties, or restrictions, in each case relating to, resulting from, or in connection with Hazardous Materials and relating to the Borrowers, or any property leased, owned, operated, or used by the Borrowers.

     1.33. "Environmental Laws" means any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Materials or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation: the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.
Section 1251 et seq.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq.;
             -- ---                                                     -- ---
the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C.
Section 136 et seq.; the Surface Mining Control and Reclamation Act ("SMCRA"),
            -- ---
30 U.S.C. Section 1201 et seq.; the Comprehensive Environmental Response,
                       -- ---
Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the
                                                                   -- ---
Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613; the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. Section 11001 et seq.; the Resource Conservation and
                                     -- ---
Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq.; and the Occupational
                                              -- ---
Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657; together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

     1.34. "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations promulgated under that Act.

     1.35.  "Event of Default" has the meaning specified in Section 8.1 hereof.

     1.36.  "Fiscal Quarter" means any fiscal quarter of the Parent.

     1.37.  "Fiscal Year" means any fiscal year of the Parent.

     1.38. "Generally Accepted Accounting Principles" or "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may so be changed, as provided in Section 1.02(c) thereof. After any change in GAAP that affects any covenants of this Agreement, the Bank and the Borrowers will negotiate in good faith to revise those covenants in order to make them consistent with GAAP then in effect.

     1.39. "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, department or other governmental subdivision having jurisdiction over the Borrowers, any Affiliate of the Borrowers or any of their respective businesses, operations or properties.

     1.40. "Guarantee" of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of ) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or other services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term
                                                       --------
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has the corresponding meaning.

     1.41. "Hazardous Materials" means any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Claim.

     1.42.  "Income Available for Fixed Charges" for any period means the sum of
(i) Consolidated Net Income, (ii) taxes on income and (iii) Consolidated Fixed Charges, all determined with respect to the parent and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP on a Consistent Basis.

     1.43.  "Indemnities" has the meaning assigned in Section 9.1 hereof.

     1.44. "Indemnified Matters" has the meaning assigned in Section 9.1 hereof.

     1.45. "Indenture" means the Trust Indenture, dated as of December 1, 1997, among the Issuer, the Credit Facility Trustee and the Trustee, as from time to time supplemented and amended.

     1.46. "Lease Agreement" means that Lease Agreement, dated as of December 1, 1997 between the Issuer and the Company, as supplemented and amended from time to time.

     1.47. "Letter of Credit" means the Letter of Credit, dated December 31, 1997 issued by the Bank relating to the Bonds for the account of the Borrowers pursuant hereto and the Bond Documents.

     1.48. "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this

Agreement, the Borrowers or any Subsidiary shall be deemed to own subject to a Lien any asset which they have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     1.49. "Material Adverse Effect" means any (i) material adverse effect upon the validity, performance or enforceability of this Agreement or any of the Security Instruments or any of the transactions contemplated hereby or thereby,
(ii) material adverse effect upon the properties, business, prospects or condition financial or otherwise) of the Borrowers, or (iii) material adverse effect upon the ability of the Borrowers or any other Person to fulfill any obligation under this Agreement or any of the Security Instruments.

     1.50.  "Multiemployer Plan" means the multiemployer plan as set forth in
Section 4001(a)(3) of ERISA.

     1.51. "Obligations" means all loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrowers to the Bank, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Bond Documents or Security Instruments or otherwise, whether direct or indirect (including those acquired by assignment), joint, several, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to the Borrowers under any of the Bond Documents or Security Instruments.

     1.52. "Parent" means Advance Holding Corporation, a Virginia corporation, and its successors and assigns.

     1.53. "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     1.54. "Permitted Encumbrances" means (i) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event; (ii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof; (iii) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Parent or a Consolidated Subsidiary and not created in contemplation of such event; (iv) any Lien existing on any asset prior to the acquisition thereof by the Parent or a Consolidated Subsidiary and not created in contemplation of such event; (v) Liens securing Debt owing by any Subsidiary to the Parent; (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (a) such Debt
                                          --------
is not secured by any additional assets, and (b) the amount of such Debt secured by any such Lien is not increased; (vii) Liens incidental to the conduct of the Borrowers' businesses or the ownership of their assets which (a) do not secure Debt and (b) do not in the aggregate materially detract from the value of their assets or materially impair the use thereof in the operation of their businesses; (viii) any Lien on Margin Stock; and (ix) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than indebtedness represented hereunder) in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Tangible Net Worth.

     1.55. "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

     1.56. "Placement Letter" means the Placement Agent Agreement, dated December 31, 1997 by and among the Company, the Issuer and First Union National Bank, Charlotte, North Carolina, as Placement Agent for the Bonds.

     1.57. "Plan" means an employee benefit plan or other plan maintained for employees of the Borrowers and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contribution and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     1.58. "Pledge Agreement" means the Pledge Agreement dated as of even date herewith from the Company to the Bank relating to the Bonds.

     1.59. "Private Placement Memorandum" means the Private Placement Memorandum dated December 31, 1997 relating to the Bonds.

     1.60. "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     1.61. "Project" shall mean the financing, in whole or in part, of the acquisition, construction, installation and equipping of an industrial facility to be located in McDuffie County. Georgia.

     1.62. "Project Fund" means the trust fund so designated and established under the Indenture.

     1.63. "Property" or "Properties" means all real property owned, leased or otherwise used or occupied by the Borrowers or any Subsidiary, wherever located.

     1.64. "RCRA" means the Resource Conservation and Recovery Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     1.65. "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, leased, operated, or used by the Borrowers or any subsidiaries (if any), including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

     1.66. "Remarketing Agreement" means the Remarketing Agreement, dated as of December 1, 1997, by and between the Company and First Union National Bank, as Remarketing Agent, as supplemented and amended from time to time.

     1.67. "Reportable Event" means any of the events set forth in Section 4043(b) of Title V of ERISA.

     1.68. "SARA" means the Superfund Reauthorization and Amendments Act of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

     1.69. "Security Instruments" means, collectively, the Pledge Agreement, any Swap Agreement, and any and all other agreements or instruments relating to the Project now or hereafter executed and delivered by any of the Borrowers or any other Person in connection with, or as security for the payment or performance of, the Letter of Credit or this Agreement or any other obligations of any of the Borrowers to the Bank as described therein, as such agreements may be amended, modified or supplemented from time to time in accordance with their respective terms.

     1.70. "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

     1.71.  "State" means the State of Georgia.

     1.72.  "Stated Expiration Date" means November 1, 2000.

     1.73. "Stated Termination Date" means November 1, 2000, the expiration date of the Letter of Credit, as such date may be extended in accordance with terms of Section 3.11 hereof.

     1.74. "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries prepared in accordance with GAAP on a Consistent Basis, shareholders' equity would generally include, but not limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

     1.75. "Subsidiary" means any corporation, more than fifty percent (50%) of the outstanding Voting Stock of which is at the time, directly or indirectly, owned by the Borrowers and/or one or more Subsidiaries (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

     1.76. "Swap Agreement" means (A) an agreement (including teams and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (B) any combination of the foregoing; or (C) a master agreement for any of the forgoing together with all supplements.

     1.77.  "Tender Advance" has the meaning assigned to that term in Section
3.3 of this Agreement.

     1.78. "Tender Agency Agreement" means the Tender Agency Agreement dated as of December 1, 1997 by and between the Company and the Trustee, as Tender Agent, as amended, from time to time thereunder.

     1.79. "Tender Draft" has the meaning assigned to that term in the Letter of Credit.

     1.80. "Termination Date" means the last day a drawing is available under the Letter of Credit.

     1.81. "Total Capitalization" means at any date the sum of Consolidated Funded Debt plus Consolidated Tangible Net Worth.

     1.82. "Trustee" means any Person or group of Persons at the time serving as trustee under the Indenture.

     1.83. "UCC" means the Uniform Commercial Code in effect in jurisdictions where assets of the Borrowers are located at anytime during the term hereof, as the same may be amended from time to time.

     1.84. "Voting Stock" of any corporation means shares of any class or classes (however designated) of capital stock of such corporation having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

     The Borrowers represent and warrant to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) that:

     Section 2.1.   Organization and Good Standing.  The Borrowers are each a
                    ------------------------------
Virginia corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, are each duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and each has all corporate powers and governmental licenses, authorizations, consents and approvals required to carry on their businesses as now conducted.

     Section 2.2.   Corporate and Governmental Authorization; Contravention.
                    -------------------------------------------------------
The execution, delivery and performance by the Borrowers of this Agreement, the Security Instruments and Bond Documents to which the Borrowers are a party, (i) are within the Borrowers' corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body (except for the validation of the Bonds), agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrowers or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers or any of their Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrowers or any of their Subsidiaries.

     Section 2.3.   Binding Effect.  This Agreement, the Bond Documents and
                    --------------
Security Instruments to which the Borrowers are a party constitute valid and binding agreements of the Borrowers enforceable in accordance with their terms, provided, that the enforceability hereof and thereof are limited by Debtor Laws.

     Section 2.4.   Financial Information.  (a) The consolidated balance sheet
                    ---------------------
of the Parent and its Consolidated Subsidiaries as of December 28, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported by the Accountant, copies of which have been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) Since the date of the financial statements referred to above, there has been no Material Adverse Change in the business, financial position, results of operations or prospects of the Parent and its Consolidated Subsidiaries.

     Section 2.5.   Litigation.  Except as disclosed in Exhibit C attached
                    ----------
hereto, there is no action, suit or proceeding pending, or to the knowledge of the Borrowers threatened, against or affecting the Borrowers or any of their Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect on the business, consolidated financial position or consolidated results of operations of the Parent and its Consolidated Subsidiaries, considered as a whole.

     Section 2.6.   ERISA.  (a) Except as previously disclosed in writing to the
                    -----
Bank, the Borrowers and each member of the Controlled Group have fulfilled their obligations under minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) established under ERISA or a Plan under Title IV of ERISA.

     (b) Neither the Borrowers nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     Section 2.7.   Taxes.  There have been filed on behalf of the Borrowers and
                    -----
its Subsidiaries all federal, state and local income and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrowers or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrowers and their subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate.

     Section 2.8.   Subsidiaries.  Each of the Borrowers' Subsidiaries is a
                    ------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 2.9.   Investment Company Act.  The Borrowers are not an
                    ----------------------
"investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such company.

     Section 2.10.  Ownership of Property, Liens.  Each of the Parent and its
                    ----------------------------
Consolidated Subsidiaries has title to its Properties sufficient for the conduct of its business, and none of such Property is subject to any Lien except for Permitted Liens.

     Section 2.11.  No Default. Except as previously disclosed in writing to the
                    ----------
Bank, neither the Parent nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which will have a Material Adverse Effect to the business, operations, property or financial or other condition of the Parent or any of its Consolidated Subsidiaries, considered as a whole, or which will have a Material Adverse Effect to the

Company to perform its obligations under the Bond Documents. No Default has occurred and is continuing.

     Section 2.12.  Full Disclosure.  There is no material fact which is known
                    ---------------
or which should be known by the Borrowers or any Affiliate that the Borrowers have not disclosed to the Bank which could have a Material Adverse Effect. Neither this Agreement nor any agreement, document, certificate or statement delivered by the Borrowers or any Affiliate of the Borrowers to the Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by the Borrowers necessary to keep the other statements from being misleading.

     Section 2.13.  Representations Upon Requests for Advances.  Every draw
                    ------------------------------------------
under the Letter of Credit shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by the Borrowers that no Default or Event of Default exists and that all representations and warranties by the Borrowers contained in this Agreement, the Bond Documents and Security Instruments are true and correct as of the date the advance is to be made.

     Section 2.14.  Use of Proceeds: Margin Stock.  The proceeds of the Bonds
                    -----------------------------
will be used by the Borrowers only for the purposes set forth herein and in the Bond Documents. The Borrowers' uses of the proceeds are, and continue to be, legal and proper corporate uses, and the uses are and will be consistent with all applicable laws and regulations, as in effect from time to time. None of the proceeds of the Bonds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G of the Code of Federal Regulations, Parts 221, 224 and 207, respectively, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might cause this transaction to be deemed a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. The Borrowers, or any Person acting on behalf of the Borrowers, have not taken or will take any action which might cause any violation of Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder as now or hereafter in effect.

     Section 2.15.  Insider.  The Borrowers are not, and no Person having
                    -------
"control" (as that term is defined in 12 U.S.C. (S) 375(b)(5) or in regulations promulgated pursuant thereto) of such Person is, an "executive officer", "director", or "principal shareholder" (as those terms are defined in 12 U.S.C.
(S) 375(b) or in regulations promulgated pursuant thereto) of the Bank, of a bank holding COMPANY of which the Bank is a subsidiary, or of any subsidiary of a bank holding COMPANY of which the Bank is a subsidiary, or of any bank at which the Bank maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with the Bank.

     Section 2.16.  Environmental.  Except as previously disclosed in writing to
                    -------------
the Bank, the Borrowers and their Subsidiaries are to the best of their knowledge, in compliance with the provisions of the Environmental Laws

     Section 2.17.  Survival of Representations and Warranties.  All of the
                    ------------------------------------------
representations and warranties by the Borrowers shall survive delivery of this Agreement, the Bond Documents and the Security Instruments. Any investigation at any time made by or on behalf of the Bank will not diminish the Bank's right to rely on the representations and warranties.

                                  ARTICLE III

                        REIMBURSEMENT AND OTHER PAYMENTS

     Section 3.1.   Letter of Credit.  The Bank agrees, on the terms and
                    ----------------
conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Credit Facility Trustee in substantially the form of Exhibit A
                                                                  ---------
attached hereto upon fulfillment of the applicable conditions set forth in
Article VII hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds.

     Section 3.2.   Reimbursement and Other Payments.  Except as otherwise
                    --------------------------------
provided in Section 3.3 below, the Borrowers shall pay to the Bank:

          (a) on or before 3:00 P.M. (prevailing Eastern time), but after the honoring of a draw by the Bank, on the date that any amount is drawn under the Letter of Credit, a sum together with interest on such sum equal to such amount so drawn under the Letter of Credit, plus to the extent permitted by applicable law, any and all reasonable charges and expenses that the Bank may pay or incur relative to the Letter of Credit which have not been previously paid by or on behalf of the Borrowers; provided, further, the Borrowers and the Bank acknowledge that such amounts due under this subparagraph (a) shall be due and payable and subject to interest thereon (at a fluctuating interest rate per annum equal at all times to the rate applicable to the Bonds plus two percent (2%) even though no Event of Default has occurred under Section 8.1 hereof;

          (b) on demand, interest on any and all amounts remaining unpaid by the Borrowers when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the rate applicable to the Bonds plus two percent (2%);

          (c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the other Security Instruments which have not been previously paid by or on behalf of the Borrowers; and

          (d) on demand all charges, commissions, costs and expenses set forth in Sections 3.4, 3.5 and 3.9 hereof which have not been previously paid by or on behalf of the Borrowers.

     Section 3.3.   Tender Advances.
                    ---------------

          (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in
Section 7.3 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the

Borrowers on the date and in the amount of such payment (a "Tender Advance"); provided that if the conditions of said Section 7.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 3.2(a) above. Notwithstanding any other provision hereof, the Borrowers shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of (i) such date as any Bonds purchased pursuant to a Tender Draft are resold as provided in paragraph 3.3(d) hereof, (ii) on the date one year and one day following the date of such Tender Advance, or (iii) the Termination Date. The Borrowers may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Borrowers shall notify the Bank prior to 11:00 A.M. (prevailing Eastern time) on the date of such prepayment of the amount to be prepaid.

          (b) The Borrowers shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the rate applicable to the Bonds, provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the rate applicable to the Bonds plus two percent (2%), payable on demand and on the date such amount is paid in full.

          (c) Pursuant to the Pledge Agreement, the Company has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft shall be delivered by the Tender Agent to the Bank or its designee (or otherwise in the manner provided in the Pledge Agreement, as applicable) to be held by the Bank or its designee in pledge as collateral securing the Borrowers' payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Bank, or its designee, as pledgee of the Company, as provided for in the Pledge Agreement, as applicable.

          (d) Prior to or simultaneously with the resale of Pledged Bonds, the Borrowers shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (a) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (b) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described below), and, upon receipt by the Bank of a certificate completed and signed by the Credit Facility Trustee in substantially the form of Annex F to the Letter of Credit, the Borrowers irrevocably authorize the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by the Borrowers to the Bank pursuant to this paragraph (d). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

     Section 3.4.   [Intentionally Left Blank].
                    --------------------------

     Section 3.5.   Commission and Fees.
                    -------------------

          (a) The Borrowers shall pay to the Bank a commission at the rate of .30% per annum on the undrawn amount available to be drawn under the Letter of
Credit (computed on the date that such commission is payable) from and including the date of issuance of the Letter of Credit until the Stated Termination Date, payable annually in advance on the date of issuance of the Letter of Credit and on each anniversary of the issuance of the Letter of Credit, subject to adjustment upon demand by the Bank due to any event that may increase the cost to the Bank of issuing or maintaining the Letter of Credit.

          (b) The Borrowers shall pay to the Bank, upon each drawing under the Letter of Credit in accordance with the terms, a fee of $100 per drawing.

          (c) The Borrowers shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

     Section 3.6.   Increased Costs Due to Change in Law.  In the event of any
                    ------------------------------------
change in any existing or future law, regulation, ruling or other interpretation affecting the Bank which shall either (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit or (b) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, upon demand by the Bank, the Borrowers shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank, shall be conclusive, absent manifest error, as to the amount owed.

     Section 3.7.   Computation.  All payments of interest, commission and other
                    -----------
charges under this Agreement shall be computed on the per annum basis, based on a 360-day year days calculated for the actual number of days elapsed.

     Section 3.8.   Payment Procedure.  All payments made by the Borrowers under
                    -----------------
this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's offices in Roanoke, Virginia, or at another location as designated in writing by the Bank to the Borrowers, before 12:00 Noon (prevailing Eastern time) on the date when due, except for payments made pursuant to Section 3.2(a).

     Section 3.9.   Business Days.  If the date for any payment hereunder falls
                    -------------
on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

     Section 3.10.  Reimbursement of Expenses.  The Borrowers will pay all
                    -------------------------
reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Security Instruments, any and all other agreements and transactions contemplated hereby and thereby and by the Bond Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of Security Instruments. The Borrowers will also pay for all reasonable out-of-pocket expenses of the Bank in connection with the administration of the Letter of Credit, this Agreement and the Security Instruments consisting of filing fees, if any. The Borrowers will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrowers under this Agreement or any Security Instrument, or to enforce the rights of the Bank under this Agreement, or any Security Instrument, which amounts will include, without limitation, all court costs, reasonable attorneys' fees, fees of auditors and accountants and out-of-pocket investigation expenses incurred by the Bank in connection with any such matters.

     Section 3.11.  Extension of Expiration Date.  Except as hereinafter
                    ----------------------------
provided, the Letter of Credit will expire on the Stated Expiration Date. The Letter of Credit shall automatically be extended for an additional one-year period from the then applicable Stated Termination Date, unless the Bank shall have notified the Borrowers and the Trustee in writing at least 90 days prior to the Stated Termination Date that the Bank will not extend such applicable Stated Termination Date for an additional one-year period from the then applicable Stated Termination Date.

     Section 3.12.  Obligations Absolute.  The Obligations of the Borrowers
                    --------------------
under this Agreement shall be joint, several, absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

          (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

          (c) the existence of any claim, set off, defense or other right which either the Borrowers or the Issuer may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Security Instruments, the Letter of Credit, the Bond Documents, the Project or any unrelated transaction;

          (d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) the surrender, exchange or impairment of any security for the performance or observance of any of the terms of this Agreement; or

          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of the Borrowers, except subject to the qualification that obligations may be reinstated upon bankruptcy, notwithstanding payment in full of the Borrowers' obligations to the Bank.

                                   ARTICLE IV

                            INSURANCE; NET PROCEEDS

     Section 4.1.   Insurance.  The Borrowers will maintain, and will cause
                    ---------
each of its Subsidiaries to maintain (either in the name of the Borrowers or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     Section 4.2.   Application of Net Proceeds of Insurance and Eminent
                    ----------------------------------------------------
Domain. Except as provided in the Lease Agreement or the Indenture, the Net
------
Proceeds of the insurance carried hereunder shall be applied by the Borrowers toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid. "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, eminent domain, shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     Section 5.1.  Financial Statements, Reports and Documents.  The Borrowers
                   -------------------------------------------
will deliver the following to the Bank:

            (a)    Annual Statements. As soon as available and in any event
                   -----------------
within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by the Accountant or independent public accountants of nationally recognized standing.

            As soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such Fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by the Accountant or independent public accountants of nationally recognized standing.

            (b)    Quarterly Reports. As soon as available and in any event
                   -----------------
within 45 days after the end of each of the first three quarters of each Fiscal Year, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such quarter and the related statements of income and cash flows for the portion of the Fiscal Year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness and presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Parent.

            As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related statements of income and cash flows for the portion of the Fiscal Year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness and presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Company.

            (c)    Compliance Certificate. Simultaneously with the delivery of
                   ----------------------
each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Parent (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of Sections 6.2 through 6.5 (inclusive) hereof, on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Parent is taking or proposes to take with respect thereto.

            (d)    Proxy Statements.  Promptly upon the mailing thereof to the
                   ----------------
shareholders of the Parent generally, copies of all financial statements, reports, proxy statement so mailed, provided that copies of financial statements
                                    --------
and other reports delivered solely to shareholders who are also officers or employees of the Parent in their capacities as such need not be delivered hereunder unless included within the scope of a request for additional information made pursuant to Section 5.1 (g) hereof.

            (e)    SEC Reports.  Promptly upon filing thereof, copies of all
                   -----------
registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities Exchange Commission.

            (f)    ERISA. If and when any member of the Controlled Group (i)
                   -----
gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice.

            (g)    Additional Information.  From time to time, such additional
                   ----------------------
information regarding the financial position or business of the Borrowers and their Subsidiaries as the Bank may reasonably request.

     Section 5.2.  Maintenance of Existence.  The Borrowers shall, and shall
                   ------------------------
cause each Subsidiary to, maintain their corporate existence and carry on their businesses in substantially the same manner and in substantially the same fields as such businesses are now carried on and maintained.

     Section 5.3.  Notice of Default.  The Borrowers will furnish to the Bank
                   -----------------
within five (5) days of becoming aware of a Default or Event of Default written notice specifying the nature and period of existence of the Default or Event of Default and the action which the Borrowers are taking or proposes to take to remedy the Default or Event of Default.

     Section 5.4.  Inspection of Property, Books and Records.  The Borrowers
                   -----------------------------------------
will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their businesses and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Bank at the Bank's expense prior to the occurrence of an Event of Default and at the Borrowers' expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrowers agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

     Section 5.5.  Compliance with Laws; Payment of Taxes.  The Borrowers will,
                   --------------------------------------
and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA, the Code, and all other applicable Federal and State laws), regulations and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrowers will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrowers or any Subsidiary, except liabilities being contested in good faith and against which the Borrowers shall have established reserves consistent with GAAP.

     Section 5.6.  Maintenance of Property.  The Borrowers shall, and shall
                   -----------------------
cause each Subsidiary to, maintain all of its Properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

     Section 5.7.  Environmental Matters. The Borrowers shall, and shall cause
                   ---------------------
each Subsidiary to: (i) be and remain in compliance with the provisions of any Environmental Laws, (ii) notify the Bank immediately of any notice of a Release of any Hazardous Materials, (iii) notify the Bank immediately of a Release of any Hazardous Materials from or affecting any of their properties, (iv) immediately contain and remove any Release in compliance with all applicable laws, (v) promptly pay any fine or penalty assessed in connection with any Release, (iv) permit the Bank to inspect any such affected properties, to conduct tests thereon and to inspect any such affected properties; and (vii) at the Bank's request and the Borrowers' expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to the Bank, and such other and further assurances reasonably satisfactory to the Borrowers, confirming that any such condition has been corrected.

     Section 5.8.  Certificate of Occupancy. The Borrowers shall provide a copy
                   ------------------------
of a certificate of occupancy to the Bank upon the completion of the Project.

                                   ARTICLE VI

                               NEGATIVE COVENANTS


     Until all the Obligations to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank shall otherwise consent in writing:

     Section 6.1.   Negative Pledge.  The Borrowers and its Subsidiaries will
                    ---------------
not create, incur, permit or suffer to exist any Lien upon any asset, now owned or hereafter acquired, except for Permitted Encumbrances.

     Section 6.2.   Ratio of Consolidated Funded Debt to Total Capitalization.
                    ---------------------------------------------------------
The ratio of Consolidated Funded Debt to Total Capitalization will not at any time exceed .60 to 1.0 prior to November 30, 1997 or .55 to 1.0 at any time thereafter.

     Section 6.3.   Minimum Consolidated Tangible Net Worth.  Consolidated
                    ---------------------------------------
Tangible Net Worth will at no time be less than $110,000,000 plus 50% of the cumulative Reported Net Income of the Parent and its Consolidated Subsidiaries during any period after December 28, 1996 (taken as one accounting period) calculated quarterly.

     Section 6.4.   Ratio of Consolidated Current Assets to Consolidated Current
                    ------------------------------------------------------------
Liabilities.  The ratio of Consolidated Current Assets to Consolidated Current
-----------
Liabilities will not be less than 1.25 to 1.00 at any time during the course of any Fiscal Year.

     Section 6.5.   Fixed Charge Coverage.  At the end of each of the following
                    ---------------------
Fiscal Quarter (commencing with the Fiscal Quarter ending January 3, 1998), Income Available for Fixed Charges for the twelve months then ended, expressed as a multiple of Consolidated Fixed Charges for the twelve months then ended, shall not have been less than 1.50.

     Section 6.6.   Accounting Method.  The Borrowers will not change their
                    -----------------
method of accounting, without the consent of the Bank, which consent shall not be unreasonably or untimely withheld, except as permitted in the Bond Documents.

     Section 6.7.   Loans or Advances.  Neither the Borrowers nor any of their
                    -----------------
Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $2,000,000 in the aggregate outstanding made in the ordinary course of business and consistent with practices existing on December 1, 1994, (ii) deposits required by government agencies or public utilities, (iii) loans by the Borrowers to a Subsidiary, and (iv) loans by a Subsidiary to the Borrowers or to another Subsidiary; provided that after giving effect to the making of any loans, advances or deposits permitted by clauses (i) through (iv) of this Section, the Borrowers will be in full compliance with all the provisions of this Agreement.

     Section 6.8    Dissolution.  Neither the Borrowers nor any of their
                    -----------
Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of their own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by
Section 6.9 hereof.

     Section 6.9.   Consolidations, Mergers and Sales of Assets.  The Borrowers
                    -------------------------------------------
will not, nor will they permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of their assets to, any other Person, or discontinue or eliminate any business line or segment provided that
        --------

     (a) the Borrowers may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states,
(ii) the Borrowers are the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing,

     (b) Subsidiaries of the Borrowers may merge with one another,

     (c) the Company shall do business under the name Advance Auto Parts, and

     (d) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters, either
(x) constituted more than 15% of the Consolidated Total Assets at the end of the eight Fiscal Quarters immediately preceding such Fiscal Quarter, or (y) contributed more than 15% of Consolidated Operating Profits during the eight Fiscal Quarters immediately preceding such Fiscal Quarter.

     Section 6.10.  Acquisitions.  The Borrowers will give the Bank prior
                    ------------
written notice before consummating any acquisition by one of the Borrowers in which the purchase price is $10,000,000 or more. Such notice shall include pro forma financial statements of such Borrower for the three years following such acquisition.

     Section 6.11   Dividends.  The Parent will not pay dividends in excess of
                    ---------
$10,000,000 in any Fiscal Year (computed on a non-cumulative basis).

                                  ARTICLE VII

                   CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

     Section 7.1.   Conditions on Issuance.  On or prior to the Closing Date,
                    ----------------------
the Borrowers shall have furnished to the Bank, in form satisfactory to the Bank, the following:

               (a) two executed counterparts of this Agreement and the executed counterparts of the Security Instruments;

               (b) executed counterparts of each of the Bond Documents (except for the Bonds, as to which a specimen copy may be furnished);

               (c) opinion of Bond Counsel in form and substance acceptable to the Bank;

               (d) opinion of counsel for the Borrowers dated the date hereof addressed to, and substantially in the form attached hereto as Exhibit B
                                                                    ---------
     otherwise in form and substance acceptable to the Bank;

               (e)  the Certificates of the Borrowers including references to
     (i) articles of incorporation and by-laws of the Borrowers, (ii) resolutions authorizing the execution, delivery and performance of the appropriate Bond Documents, this Agreement and the Security Instruments,
     (iii) incumbency and specimen signatures of officers, and (iv) such other matters as the Bank may require;

               (f) a copy of the Articles of Incorporation and By-Laws of the Borrowers;

               (g) copies of all governmental approvals required in connection with this transaction, including resolution of the Issuer authorizing the issuance of the Bonds;

               (h) evidence of payment to the Bank of the initial annual letter of credit commission pursuant to Section 3.4 of this Agreement;

               (i) such other documents, instruments and certifications as the Bank may require.

     Section 7.2.   Additional Conditions Precedent to Issuance of the Letter of
                    ------------------------------------------------------------
Credit.
------

               (a) The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of issuance the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Borrowers, dated the date of issuance, stating that:

               (i) The representations and warranties contained in Article II of this Agreement, Section 6 of the Pledge Agreement and Section 2.02 of the Lease Agreement are correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

               (ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

               (b) there shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or Georgia or Virginia banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

     Section 7.3.   Conditions Precedent to Each Tender Advance.  Each payment
                    -------------------------------------------
made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment the
                                      ---- --
following statements shall be true:

               (i) The representations and warranties contained in Article II of this Agreement, Section 6 of the Pledge Agreement and Section 2.02 of the Lease Agreement are correct on and as of the date of such Tender Advance as though made on and as of such date; and

               (ii) No event has occurred or would result from such Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Unless the Borrowers shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true, the Borrowers shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.

                                  ARTICLE VIII

                                    DEFAULT

     Section 8.1.   Events of Default.  Each of the following shall constitute
                    -----------------
an Event of Default under this Agreement, whereupon all Obligations of the Borrowers hereunder, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Borrowers without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrowers will pay the reasonable attorneys' fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default or recourse against any collateral held by the Bank, or its successors or assigns, as security for the Obligations:

               (a) Failure of the Borrowers to pay when due any payment of principal, interest, commission, charge or expense referred to in Article III hereof within 10 business days after such payment shall become due; or

               (b) The occurrence of an "Event of Default" under any of the Security Instruments or any of the Bond Documents; or

               (c) Default shall occur in the performance of any of the covenants in Sections 6.2 to 6.5 of this Agreement, inclusive, which failure shall not have been fully cured within 30 days after the occurrence thereof

               (d) Default shall occur in the performance of any of covenant (not covered by clause (c) above) and such Default shall continue for 30 days after written notice thereof has been given to the Borrowers by the Bank;

               (e) Any representation or warranty made under this Agreement, the Bond Documents, Security Instruments, or in any certificate or statement furnished or made to the Bank pursuant hereto or in connection herewith or with the Letter of Credit hereunder, oral or written, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

               (f) an Event of Default shall occur under that certain Credit Agreement, dated as of December 5, 1994, by and between the Parent and the Bank, as amended.

               (g) This Agreement or any of the Security Instruments or the Bond Documents to which the Borrowers is a party shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof, except as may be limited by Debtor Laws, or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, except as may be limited by Debtor Laws;

               (h) The Borrowers or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iv) make a general assignment for the benefit of creditors, (v) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vii) take corporate action for the purpose of effecting any of the foregoing;

               (i) An involuntary petition or complaint shall be filed against the Borrowers or any Subsidiary seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within ninety (90) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;

               (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Parent or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

               (k)  a federal tax lien shall be filed against the Parent under
     Section 6323 of the Code or a lien of PBGC shall be filed against the Parent under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing;

               (l) controlling ownership of the Parent shall be held beneficially by any Person or Persons other than Nicholas F. Taubman and his spouse or issue acquiring ownership by will, trust or gift (as used herein, "controlling ownership" means beneficial ownership by any Person or two or more Persons acting in concert(within the meaning of Rule 13d-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) sufficient to influence or control, directly or indirectly, the decisions of the Parent's Board of Directors or to elect a majority of such board);

then upon the occurrence of an Event of Default and at any time thereafter, the Bank may (a) pursuant to Section 9.1 of the Indenture, advise the Trustee that an Event of Default has occurred and instruct the Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (b) proceed hereunder, and under any of the Security Instruments and, to the extent therein provided, under the Bond Documents, in such order as it may elect and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Bank.

     Upon the occurrence of an Event of Default, any obligation of the Borrowers to an Affiliate shall be subordinated to the Obligations.

     Section 8.2.   No Remedy Exclusive.  No remedy herein conferred upon or
                    -------------------
reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Security Instruments, or now or hereafter existing at law or in equity or by statute.

     Section 8.3.   Anti-Marshaling Provisions.  The right is hereby given by
                    --------------------------
the Borrowers to the Bank to make releases (whether in whole or in part) of all or any part of the collateral under the Security Instruments agreeable to the Bank without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining collateral conferred under such documents, nor release the Borrowers from liability for the obligations hereby secured. Notwithstanding the existence of any other security interest in the collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the collateral shall be subjected to the remedies provided herein, or in the Security Instruments. The Borrowers hereby waive any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1.   Indemnification.
                    ---------------

          (a) The Borrowers hereby indemnify and hold the Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively, the "Indemnities") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Borrowers shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the gross negligence or willful misconduct of the Bank in connection with paying drafts presented under the Letter of Credit or (b) the Bank's wrongful failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the Credit Facility Trustee or a successor corporate fiduciary under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or (ii) by reason of or in connection with the execution, delivery or performance of any of this Agreement, the Bond Documents, the Security Instruments or any transaction contemplated by any thereof.

          (b) The Borrowers hereby indemnify and hold the Bank harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including cleanup costs), judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against the Bank as a direct or indirect result of any warranty or representation made by the Borrowers herein, being false or untrue in any material respect or any requirement under any law, regulation or ordinance, local, state, or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances.

          (c) The Borrowers' obligations hereunder to the Bank (collectively, the "Indemnified Matters") shall not be limited to any extent by the term of this Agreement, and, as to any act or occurrence prior to the termination of this Agreement which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding the termination of the Bank's obligations hereunder.

          Anything herein to the contrary notwithstanding, nothing in this
Section 9.1 is intended or shall be construed to limit the Borrowers' reimbursement obligations contained in Article IV hereof. Without prejudice to the survival of any other obligation of the Borrowers, the indemnities and obligations of the Borrowers contained in this Section 9.1 shall survive the payment in full of amounts payable pursuant to Article IV and the Termination Date.

     Section 9.2.   Transfer of Letter of Credit.  The Letter of Credit may be
                    ----------------------------
transferred and assigned in accordance with the terms of the Letter of Credit.

     Section 9.3.   Reduction of Letter of Credit.
                    -----------------------------

            (a) The Letter of Credit is subject to reduction pursuant to its terms.

            (b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Credit Facility Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

     Section 9.4.   Liability of the Bank.  The Borrowers, to the extent
                    ---------------------
permitted by applicable law, assume all risks of the acts or omissions of the Credit Facility Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

            (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Credit Facility Trustee or any beneficiary or transferee in connection therewith;

            (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

            (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

except only that the Borrowers shall have a claim against the Bank, and the Bank shall be liable to the Borrowers, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which the Borrowers prove were caused by (i) willful misconduct or gross negligence of the Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) wrongful failure of the Bank to pay under the Letter of Credit after the presentation to it by the Credit Facility Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 9.5.   Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon the Borrowers and their successors and assigns and all rights against the Borrowers arising under this Agreement shall be for the sole benefit of the Bank, its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto.

     Section 9.6.   Notices.  All notices, requests and demands to or upon the
                    -------
respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, or by overnight courier service, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 9.6:

     The Bank:           First Union National Bank
                         201 South Jefferson Street
                         Roanoke, Virginia 24011
                         Attention: R. Grayson Goldsmith

     The Borrowers:      Advance Holding Corporation
                         Post Office Box 2710
                         5673 Airport Road
                         Roanoke, Virginia 24012
                         Attention: Chief Financial Officer

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee. Any change in notice addresses shall be effective upon the giving of such new address to the respective party.

     Section 9.7.   Amendment.  This Agreement may be amended, modified or
                    ---------
discharged only upon an agreement in writing of the Borrowers and the Bank.

     Section 9.8.   Effect of Delay and Waivers.  No delay or omission to
                    ---------------------------
exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

     Section 9.9.   Counterparts.  This Agreement may be executed simultaneously
                    ------------
in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.10.  Severability. The invalidity or unenforceability of any one
                    ------------
or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

     Section 9.11.  Cost of Collection.  The Borrowers shall be liable for the
                    ------------------
payment of all fees and out-of-pocket expenses, including reasonable attorneys' fees (computed without regard to any statutory presumption), incurred in connection with the enforcement of this Agreement.

     Section 9.12.  Set Off.  Upon the occurrence of an Event of Default
                    -------
hereunder, the Bank is hereby authorized, without notice to the Borrowers, to set off, appropriate and apply any and all monies, securities and other properties of the Borrowers hereafter held or received by or in transit to the Bank from or for the Borrowers, against the obligations of the Borrowers irrespective of whether the Bank shall have made any demand hereunder or under any Security Instrument although such obligations may be contingent or unmatured; provided, however, that the Bank hereby waives any such right, and
           --------  -------
any other right which it may have at law or otherwise to set off and apply such deposits at any time held, if, when and after there shall be a drawing under the Letter of Credit during the pendency of any proceeding by or against the Borrowers or the Issuer seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of either of them or either of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian, trustee or other similar official for either of them or for any substantial part of either of their property.

     Section 9.13.  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Virginia. The Borrowers hereby acknowledge that the Letter of Credit shall be governed by and construed in accordance with Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500.

     Section 9.14.  References.  The words "herein", "hereof", "hereunder" and
                    ----------
other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

     Section 9.15.  Taxes, Etc.  Any taxes (excluding income taxes) payable or
                    -----------
ruled payable by federal or state authority in respect of the Letter of Credit, this Agreement or the Security Instruments shall be paid by the Borrowers upon demand by the Bank, together with interest and penalties, if any.

     Section 9.16.  Consent to Jurisdiction, Venue; Waiver of Jury Trial. In the
                    ----------------------------------------------------
event that any action, suit or other proceeding is brought against the Borrowers by or on behalf of the Bank to enforce the observance or performance of any of the provisions of this Agreement or of any of the Security Instruments, including without limitation the collection of any amounts owing thereunder, the Borrowers hereby (i) irrevocably consent to the exercise of jurisdiction over the Borrowers and to the extent permitted by applicable laws, its property, by any United States District Court or State Court of Virginia, and (ii) irrevocably waive any objection they might now or hereafter have or assert to the venue of any such proceeding in any court described in clause (i) above, and
(iii) constitute and appoint the Secretary of State of Virginia (and, so long as the Borrowers shall appoint and maintain any other qualified Person located within the State of Virginia as agent for service of process and shall give notice (effective upon receipt) thereof to the Bank, then such other Person) for service of process upon it in connection with any such proceeding.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SECURITY INSTRUMENTS OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     Section 9.17   Assignment and Pledge of Agreement.  Nothing herein or in
                    ----------------------------------
any other Bond Document shall prohibit the Bank from pledging or assigning the obligations hereunder including the Collateral therefor, to any Federal Reserve Bank in accordance with applicable law. The Borrowers hereby consent to any such pledge or assignment pursuant to this Section.

     IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.

                              THE BORROWERS:
                              -------------

                              ADVANCE STORES COMPANY,
                              INCORPORATED



                              By: /s/ J. O'Neil Leftwich
                                  --------------------------
                                  Title: Assistant Secretary and Assistant
                                         Treasurer

ATTEST:


/s/ Garnett E. Smith
--------------------------
Title: President and Chief Executive
       Officer


                              ADVANCE HOLDING CORPORATION



                              By: /s/ J. O'Neil Leftwich
                                  --------------------------
                                  Title: Assistant Secretary and Assistant
                                         Treasurer

ATTEST:


/s/ Garnett E. Smith
--------------------------
Title: President and Chief Operating
       Officer



                   [Execution Page - Reimbursement Agreement]

                              THE BANK:
                              --------

                              FIRST UNION NATIONAL BANK



ATTEST:                       By: /s/
                                 ___________________________
                                    Title: Vice President
                                          __________________
 /s/
____________________________
Title: SVP

(Corporate Seal)



                   [Execution Page - Reimbursement Agreement]

                                   EXHIBIT A
                                   ---------


                          IRREVOCABLE LETTER OF CREDIT
                          ----------------------------
                             RELATING TO THE BONDS
                             ---------------------


                                           DATE: DECEMBER 31, 1997
                                           LETTER OF CREDIT NO.: S141130



Branch Banking and Trust Company,
  as Credit Facility Trustee
223 West Nash Street
Wilson, North Carolina  27893

Attention:  Corporate Trust Department

Ladies and Gentlemen:

     We hereby issue to you, Branch Banking and Trust Company, as Credit Facility Trustee under the Trust Indenture, dated as of December 1, 1997 (the "Indenture"), by and between the Development Authority of McDuffie County (the "Issuer"), First Union National Bank, Richmond, Virginia, as Trustee and you, pursuant to which $10,000,000 aggregate principal amount of Taxable Industrial Development Bonds (Advance Stores Company, Incorporated Project), Series 1997 (the "Bonds"), are being issued, this irrevocable Letter of Credit No. S141130 (the "Letter of Credit") for the account of Advance Stores Company, Incorporated and Advance Holding Corporation (collectively, the "Borrowers") in the amount of $10,201,370 (the "Initial Stated Amount" and, as from time to time reduced and reinstated as hereinafter provided, the "Amount Available"), of which (i) subject to the provisions below reducing amounts available hereunder, $10,000,000 (as from time to time reduced and reinstated as hereinafter provided, the "Principal Amount Available") shall be available for the payment of principal or the portion of the purchase price corresponding to principal of the Bonds and (ii) subject to the provisions below reducing amounts available hereunder, $201,370 (as from time to time reduced and reinstated as hereinafter provided, the "Interest Amount Available") shall be available for the payment of up to 49 days' interest or the portion of the purchase price corresponding to interest on the Bonds at an assumed rate of 15% per annum (computed on the basis of a year of 365 days). Subject to such aggregate limits and to the conditions set forth herein, funds may be drawn upon hereunder (i) with respect to payment of the unpaid principal amount or the portion of purchase price corresponding to the principal of the Bonds and (ii) with respect to payment of up to 49 days' interest accrued and payable or the portion of purchase price corresponding to interest accrued on the Bonds on or prior to their stated maturity date. This Letter of Credit is effective immediately and expires at 3:00 p.m. (prevailing Eastern time) at our Presentation Office (as hereinafter defined) on November 1, 2000 (as may be extended from time to time as hereinafter described, the "Stated Termination Date") or earlier as hereinafter provided. This Letter of Credit shall automatically be extended for an additional one-year period from the then applicable Stated Termination Date unless we give you, or any successor Credit Facility Trustee, written notice of our election not to renew this Letter of Credit at least 90 days prior to the then applicable Stated Termination Date by U.S. certified mail, return receipt requested. All drawings under this Letter of Credit will be paid with our own funds.

     We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the Amount Available and in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in a single drawing (subject to the provisions contained in the next following paragraph) by your draft drawn on us at sight, presented for payment on a day on which banks are not required or authorized to close in Charlotte, North Carolina (a "Business Day") and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex A attached hereto (such draft accompanied by such certificate being your "Interest Draft"), an amount not exceeding the Interest Amount Available on the date of such drawing; (2) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written completed certificate signed by you in the form of Annex B attached hereto (any such draft accompanied by such certificate being your "Tender Draft"), an aggregate amount not exceeding the Amount Available on the date of such drawing; (3) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex C attached hereto (any such draft accompanied by such certificate being your "Partial Redemption Draft"), an aggregate amount not exceeding the Amount Available on the date of such drawing; (4) in a single drawing by your draft drawn on us at sight presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex D hereto (any such draft accompanied by such certificate being your "Conversion Draft"), an amount not exceeding the Amount Available on the date of such drawing; and (5) in a single drawing by your draft drawing on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex E attached hereto (such draft accompanied by such certificate being your "Final Draft"), an amount not exceeding the Amount Available on the date of such drawing.

     If you shall draw on us by an Interest Draft and you shall not have received from us within ten (10) calendar days from the date of our payment in respect of such drawing a notice to the effect that we have not been reimbursed for such drawing and that the interest portion of the Letter of Credit will not be reinstated, then (x) your right to draw on us in a single drawing by your Interest Draft under clause (1) of the immediately preceding paragraph shall be automatically reinstated and (y) effective as of the eleventh
(11th) calendar day from the date of our payment in respect of such drawing, you shall again be authorized to draw on us by your Interest Draft in accordance with said clause (1). The provisions of this paragraph providing for the reinstatement of your right to draw on us by your Interest Draft in a succeeding single drawing shall be applicable to each successive drawing by your Interest Draft under clause (1) of the immediately preceding paragraph so long as this Letter of Credit shall not have terminated as set forth below.

     Upon our honoring any Tender Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically reduced by the amount drawn under such Tender Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the principal component of such Tender Draft and the Interest Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the amount of the interest component of such Tender Draft.

     Upon our honoring any Partial Redemption Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Partial Redemption Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Partial Redemption Draft honored by us hereunder and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest component of any such Partial Redemption Draft honored by us hereunder.

     Upon our honoring any Conversion Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Conversion Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Conversion Draft honored by us hereunder, and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest component of any such Conversion Draft honored by us hereunder.

     The Amount Available, the Principal Amount Available and the Interest Amount Available to be drawn under this Letter of Credit with respect to any Tender Draft shall be reinstated as provided in this paragraph to the extent, but only to the extent, that we are reimbursed by or on behalf of the Company in immediately available funds delivered to us at the Presentation Office on or before 3:00 P.M. (Prevailing Eastern time) on a Business Day for any amount drawn in respect of principal and interest under any Tender Draft. If we receive such reimbursement by or on behalf of the Company, all in strict conformity with the terms and conditions of this Letter of Credit after 3:00 P.M. (Prevailing Eastern time) on a Business Day prior to the termination hereof, such reimbursement will be honored as stated above as if received on the next succeeding Business Day. Any amount received by us from or on behalf of the Company in reimbursement of amounts drawn hereunder by a Tender Draft shall, if accompanied by your completed certificate signed by you in the form of Annex F attached hereto, be applied to the extent of the amount received by us and indicated therein to reimburse us for amounts drawn hereunder by your Tender Drafts and we will confirm to you the amount of the Principal Amount Available and the Interest Amount Available increased by such reimbursement by delivering to you the executed and completed acknowledgment accompanying the form of Annex F delivered by you in connection with such reimbursement. The Amount Available, the Principal Amount Available and the Interest Amount Available shall be increased only in compliances with the provisions of this paragraph.

     Each draft and certificate (other than a draft or certificate in the form of Annex A, C or E) presented hereunder shall be dated the date of its presentation and each such draft and certificate shall be presented at our office located at 301 South Tryon Street, M7, Charlotte, North Carolina 28288-0742, Attention: International Operations (or at any other office in the State of North Carolina or Georgia which may be designated by us by written notice delivered to you at least three Business Days prior to a date on which interest is payable on the Bonds) (the "Presentation Office") and shall be presented on a Business Day. Notwithstanding the foregoing, all drawings hereunder may be made by telefax copy to (704) 383-6984 and promptly confirmed by written certificate. If we receive any of your drafts and certificates (other than a draft or certificate in the form of Annex A, C or E) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 11:00 A.M. (Prevailing Eastern time) on a Business Day on or prior to the termination hereof, we will honor the same by initiating the wiring of funds by 2:30 P.M. (Prevailing Eastern time) on the same day in accordance with your payment instructions. If we receive any of your drafts and certificates (other than a draft or certificate in the form of Annex A, C or E) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 A.M. (Prevailing Eastern time) on a Business Day prior to the termination hereof, we will honor the same on the next succeeding Business Day in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by wire transfer of Federal Reserve Bank of Richmond, Virginia (or such other federal reserve bank as applicable) funds to your account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us.

     Each draft and certificate in the form of Annex A, C or E presented hereunder shall be dated the date of its presentation and each such draft and certificate in the form of Annex A, C or E shall be presented at the Presentation Office and shall be presented on a Business Day. If we receive any of your drafts and certificates in the form of Annex A, C or E at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 9:30 A.M. (Prevailing Eastern time) on a Business Day on or prior to the termination hereof, we will honor the same by initiating the wiring of funds by 10:30 A.M. (Prevailing Eastern time) on the same day in accordance with your payment instructions. If we receive any of your drafts and certificates in the form of Annex A, C or E at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 9:30 A.M. (Prevailing Eastern time) on a Business Day prior to the termination hereof, we will honor the same on the next succeeding Business Day by initiating the wiring of funds by 9:30 A.M. (Prevailing Eastern time) in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by wire transfer of Federal Reserve Bank of Richmond, Virginia (or such other federal reserve bank as applicable) funds to your account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us.

     In connection with the presentation of any Tender Draft or Conversion Draft, Bonds in aggregate principal amount equal to the principal amount of such Tender Draft or Conversion Draft shall be delivered to the First Union National Bank (the "Bank") or its designee as promptly as practicable, and in any event within five Business Days after such presentation, registered in the name of the Bank, or its designee, as pledgee of the Company, pledged to the Bank pursuant to the Pledge Agreement, dated as of December 1, 1997 (the "Pledge Agreement"), between Advance Stores Company, Incorporated and the Bank relating to the Bonds. With respect to any Tender Draft, the Bank agrees that it shall not release any Bonds pledged to it until the Letter of Credit shall have been reinstated so that the Amount Available, as so reinstated, shall equal or exceed the aggregate principal and 49 days' interest calculated at an assumed rate of 15% per annum on all Bonds for which drawings are available hereunder after giving effect to such release.

     Upon the earliest of (i) our honoring your Final Draft presented hereunder,
(ii) the second day following the date on which we receive a certificate signed by you stating that the interest rate on the Bonds has been converted to a fixed interest rate, (iii) the date on which we receive a certificate signed by you stating that the Company has provided and you have accepted an Alternate Credit Facility in accordance with the terms of the Indenture which is effective the date of such certificate, or (iv) the Stated Termination Date, this Letter of Credit shall terminate.

     Notwithstanding anything in Article 48 of the Uniform Customs hereinafter referred to, to the contrary, this Letter of Credit is transferable more than once, only in its entirety to any transferee whom you certify to us has succeeded you as Credit Facility Trustee under the Indenture, and may be successively transferred. Transfer of the Amount Available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in the form of Annex G attached hereto and payment of the transfer commission referred to therein. Upon such presentation we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions therein consistent with this Letter of Credit.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds or the Indenture), except only the certificates and the drafts referred to herein which are hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.

     Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500 (the "UCP") and, to the extent not inconsistent therewith, the laws of the State of North Carolina. Communications with respect to this Letter of Credit other than presentations of drafts and certificates hereunder shall be in writing and shall be addressed to us at 301 South Tryon Street, M7, Charlotte, North Carolina 28288-0742, Attention: International Operations, specifically referring to the number of the Letter of Credit.

                                    Very truly yours,

                                    FIRST UNION NATIONAL BANK


                                    By ___________________________
                                       Title:  Vice President

                                    Annex A
                                    -------


                    [Form of Certificate for Interest Draft]


             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                           OF UP TO 49 DAYS' INTEREST


                    Irrevocable Letter of Credit No. S141130
                    ----------------------------------------

     The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. S141130 (the "Letter of Credit; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

     (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the holders of the Bonds.

     (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment of interest on the Bonds, which payment is due and payable on a regular Interest Payment Date. On the record date for such Interest Payment Date, none of such Bonds for which interest is drawn pursuant to the draft were held of record by the Company, or by the Bank, or its designee, as pledgee of the Company.

     (3) [The Interest Draft accompanying this Certificate is the first Interest Draft presented by the Credit Facility Trustee under the Letter of Credit.]* [The Interest Draft last presented by the Credit Facility Trustee under the Letter of Credit was honored and paid by the Bank on _____________________, ______, and the Credit Facility Trustee had not received a notice within ten days of presentation of such Interest Draft from the Bank that the Bank has not been reimbursed.]**

     (4) The amount of the Interest Draft accompanying this Certificate is $_______. It was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Interest Amount Available to be drawn by the Credit Facility Trustee under the Letter of Credit.

     (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the interest amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and
(c) no portion of said amount shall be commingled with other funds held by the undersigned.

     IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ______ day of _________________, 19__.



                                    BRANCH BANKING AND TRUST COMPANY,
                                    as Credit Facility Trustee


                                    By:  __________________________
                                         Name:  ___________________
                                         Title: ___________________



________________

* To be used in the Certificate relating to the first Interest
  Draft only.

**To be used in each Certificate relating to each Interest Draft other than the first Interest Draft.

                                    Annex B
                                    -------

                     [Form of Certificate for Tender Draft]



             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
           OF PRINCIPAL PURCHASE PRICE AND PORTION OF PURCHASE PRICE
                  CORRESPONDING TO INTEREST OF BONDS TENDERED



                    Irrevocable Letter of Credit No. S141130
                    ----------------------------------------


          The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. S141130 (the "Letter of Credit"; the terms defined herein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

          (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

          (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a tender of all or less than all of the Bonds, which are Outstanding (as defined in the Indenture), or the unpaid principal amount of the Bonds and accrued interest thereon to be purchased as a result of such tender pursuant to the terms of Article III of the Indenture (other than Bonds, presently held of record by the Company, or by the Bank, or its designee, as pledge of the Company) which payment is due on the date on which this Certificate and the Tender Draft it accompanies are being presented to the Bank.

          (3) The amount of the Tender Draft accompanying this Certificate is equal to the sum of (i) $_________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company or by the Bank, or its designee, as pledgee of the Company) to be purchased as a result of a tender, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $__________ being drawn in respect of the payment of ________ days' [not to exceed 49 days'] accrued and unpaid interest on such Bonds constituting a portion of the purchase price of such Bonds being purchased as a result of a tender, which amount does not exceed the Interest Amount Available under the Letter of Credit.

          (4) The Credit Facility Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of the Company, pursuant to Section 3 of the Pledge Agreement, and shall deliver or cause to be delivered to the Bank or its designee Bonds in the principal amount of the Tender Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Tender Draft accompanying this Certificate.

          (5) Upon receipt of the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the purchase price of Bonds tendered pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

          (6) The amount of the Tender Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

     The Credit Facility Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Tender Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be automatically reduced by the aggregate amount of such Tender Draft, (ii) the Principal Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above, and (iii) the Interest Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the interest component of such draft set forth in paragraph 3 above, subject to reinstatement as set forth in the Letter of Credit.

     IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ____ day of _______________, _____.


                                    BRANCH BANKING AND TRUST COMPANY, as Credit
                                    Facility Trustee


                                    By:_________________________
                                       Name:____________________
                                       Title:_____________________

                                    Annex C
                                    -------

               [Form of Certificate for Partial Redemption Draft]


             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                 OF PRINCIPAL AND UP TO 49 DAYS' INTEREST UPON
                               PARTIAL REDEMPTION


                    Irrevocable Letter of Credit No. S141130
                    ----------------------------------------


     The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. S141130 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

          (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

          (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 49 days' accrued and unpaid interest on, the Bonds to be redeemed pursuant to the Indenture (other than Bonds presently held of record by the Company, or by the Bank, or its designee, as pledgee of the Company).

          (3) The amount of the Partial Redemption Draft accompanying this Certificate is $__________ and is equal to the sum of (i) $________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company or by Bank, or its designee, as pledgee of the Company) to be redeemed, which amount does not exceed the Principal Amount Available under the Letter of Credit and (ii) $__________ being drawn in respect of the payment of ____ days' [not to exceed 49 days'] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

          (4) The amount of the Partial Redemption Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

          (5) This Certificate and the Partial Redemption Draft it accompanies are dated, and are being presented to the Bank on, the date on which the unpaid principal amount of, and accrued and unpaid interest on, Bonds to be redeemed are due and payable under the Indenture upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture).

          (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of and accrued and unpaid interest on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

     The Credit Facility Trustee acknowledges that, pursuant to the terms of Letter of Credit, upon the Bank's honoring the Partial Redemption Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be permanently reduced by the aggregate amount of such Partial Redemption Draft, (ii) the Principal Amount Available under the Letter of Credit shall be permanently reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above and (iii) the Interest Amount Available under the Letter of Credit shall be permanently reduced by $_________, which is equal to an amount of interest which would accrue on an amount of principal equal to the principal component set forth in paragraph 3 above for a period of forty-nine (49) days at a maximum rate of fifteen percent (15%) per annum.

     IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ____ day of _______________, 19__.


                                    BRANCH BANKING AND TRUST COMPANY, as Credit
                                    Facility Trustee


                                    By:________________________
                                       Name:___________________
                                       Title:____________________

                                    Annex D
                                    -------


                   [Form of Certificate for Conversion Draft]


                 CERTIFICATE FOR DRAWING IN CONNECTION WITH THE
                   PAYMENT OF PRINCIPAL PLUS ACCRUED INTEREST
                           UPON A MANDATORY PURCHASE
                     (CONVERSION TO A FIXED INTEREST RATE)


                    Irrevocable Letter of Credit No. S141130
                    ----------------------------------------

          The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. S141130 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

          (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

          (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a mandatory tender for purchase pursuant to Section 2.2(e) of the Indenture (conversion to a Fixed Interest Rate within the meaning of the Indenture) of all or less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 49 days' accrued and unpaid interest on, the Bonds to be so purchased (other than Bonds presently held of record by the Company, or the Bank, or its designee, as pledgee of the Company), which payment is due on the date on which this Certificate and the Conversion Draft it accompanies are being presented to the Bank.

          (3) The amount of the Conversion Draft accompanying this Certificate is $______ and is equal to the sum of (i) $______ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company, or by the Bank, or its designee, as pledgee of the Company) to be purchased, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $_____ being drawn in respect of the payment of ___ days' [not to exceed 49 days'] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

          (4) The amount of the Conversion Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

          (5)  Upon receipt by the undersigned of the amount demanded hereby,
     (a) the undersigned will apply the same directly to the payment when due of the principal amount of, and interest accrued and unpaid on, the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

          (6) The Credit Facility Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of Advance Stores Company, Incorporated (the "Company"), pursuant to Section 3 of the Pledge Agreement and shall deliver or cause to be delivered to the Bank or its designee a principal amount of Bonds equal to the principal amount of the Conversion Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Conversion Draft accompanying this Certificate.

          (7) The Credit Facility Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring the Conversion Draft accompanying this Certificate, the Amount Available under the Letter of Credit (i) shall be permanently reduced by the aggregate amount of such Conversion Draft, (ii) the Principal Amount Available under the Letter of Credit shall be permanently reduced by an amount equal to the amount of the principal component of such draft set forth above, and (iii) the Interest Amount Available under the Letter of Credit shall be permanently reduced by an amount equal to the amount of interest component of such draft set forth above.

     IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ___ day of ______________, 19__.


                                    BRANCH BANKING AND TRUST COMPANY,
                                    as Credit Facility Trustee


                                    By:___________________________
                                       Name:______________________
                                       Title:_______________________

                                 Annex E
                                 -------

                     [Form of Certificate for Final Draft]

             CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                OF PRINCIPAL PLUS ACCRUED INTEREST, UPON STATED
                OR ACCELERATED MATURITY OR OPTIONAL OR MANDATORY
                             REDEMPTION AS A WHOLE


                    Irrevocable Letter of Credit No. S141130
                    ----------------------------------------


          The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. S141130 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

          (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the registered owners of the Bonds.

          (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, either at stated maturity, upon acceleration, or as a result of a redemption as a whole pursuant to the Indenture, of the unpaid principal amount of and up to 49 days' accrued and unpaid interest on, all of the Bonds which are "Outstanding" within the meaning of the Indenture (other than Bonds presently held of record by the Company or by the Bank, or its designee, as pledgee of the Company).

          (3) The amount of the Final Draft accompanying this Certificate is $__________________ and is equal to the sum of (i) $____________________
     being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Company or by the Bank, or its designee, as pledgee of the Company), which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $______ being drawn in respect of the payment of ____ days' [not to exceed 49 days'] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

          (4) The amount of the Final Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

          (5)  Upon receipt by the undersigned of the amount demanded hereby,
     (a) the undersigned will apply the same directly to the payment when due of the principal amount and accrued and unpaid interest thereon owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.


          IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the __ day of _______________, 19__.


                                    BRANCH BANKING AND TRUST COMPANY,
                                    as Credit Facility Trustee



                                    By:___________________________
                                       Name:______________________
                                       Title:_______________________

                                    Annex F
                                    -------

              [Form of Reinstatement Certificate For Tender Draft]

             CERTIFICATE FOR THE REINSTATEMENT OF AMOUNTS AVAILABLE
             ------------------------------------------------------
                 UNDER IRREVOCABLE LETTER OF CREDIT NO. S141130
                 ----------------------------------------------


          The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. S141130 (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

          (1) The Credit Facility Trustee is the Credit Facility Trustee under the Indenture for the holders of the Bonds.

          (2) The amount of $________ paid to you today by or on behalf of the Company is a payment made to reimburse you, pursuant to Section 3.2 of the Letter of Credit and Reimbursement Agreement, dated as of December 1, 1997 (the "Reimbursement Agreement"), by and among the Borrowers and the Bank, for amounts drawn under the Letter of Credit by Tender Drafts. The Credit Facility Trustee hereby requests that you reinstate the Letter of Credit upon receipt of such payment in an amount equal to the amount of payment so received.

          (3) Of the amount referred to in paragraph (2), $_________ represents the aggregate principal amount of Bonds resold or to be sold on behalf of the Company.

          (4) Of the amount referred to in paragraph (2), $__________ represents accrued and unpaid interest on the Bonds.

     IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the __ day of ________________, 19__.


                                    BRANCH BANKING AND TRUST COMPANY,
                                    as Credit Facility Trustee


                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________

                                              [attached to Annex F]


                                 ACKNOWLEDGMENT
                                 --------------


          The Bank hereby confirms to the Credit Facility Trustee that the Principal Amount Available under the Letter of Credit has been reinstated by the amount of $______________ and the Interest Amount Available under the Letter of Credit has been reinstated by the amount of $_____________.

          This ___ day of _________, 19__.


                                    FIRST UNION NATIONAL BANK


                                    By:___________________________
                                        Name:______________________
                                        Title:_____________________

                                    Annex G
                                    -------

                         [Form of Transfer Certificate]

                            INSTRUCTION TO TRANSFER


First Union National Bank
301 South Tryon Street, M7
Charlotte, North Carolina 28288-0742
Attention: International Operations

          Re:  Your Irrevocable Letter of Credit No. S141130
               ---------------------------------------------


Ladies and Gentlemen:

          For value received, the undersigned beneficiary (the "Transferor") hereby irrevocably transfer to:

                          ___________________________
                              [Name of Transferee]



                          ___________________________
                                   [Address]

(the "Transferee") all rights of the Transferor with respect to the above-referenced Letter of Credit, including the right to draw under said Letter of Credit in the Amount Available. Said Transferee has succeeded the Transferor as Credit Facility Trustee under that certain Trust Indenture dated as of December 1, 1997, by and among the Development Authority of McDuffie County, First Union National Bank, Richmond, Virginia, as trustee and Branch Banking and Trust Company, as the initial Credit Facility Trustee thereunder (the "Indenture"), with respect to the Bonds as described in the Indenture and has complied with the provisions of the Indenture.

          By virtue of this transfer, the Transferee shall have the sole rights as beneficiary of said Letter of Credit, including sole rights relating to any past or future amendments thereof, whether increases or extensions or otherwise. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Transferor.

          By its signature below, the Transferee acknowledges that it has duly succeeded the Transferor as Credit Facility Trustee pursuant to the Indenture.

          The advice of such Letter of Credit is returned herewith, along with a transfer fee of $1,000.00, and we ask you to endorse the transfer on the reverse side thereof and to forward it directly to the Transferee with your customary notice of transfer.

                              Very truly yours,

                              BRANCH BANKING AND TRUST COMPANY,
                              as Credit Facility Trustee



                              By:_____________________________
                                 [insert name and title of
                                  authorized officer]

                              [Corporate Seal]

Acknowledged by:

_______________________________
[insert name of Transferee]


By:____________________________
   [insert name and title of
   authorized officer]

[Corporate Seal]

                                 EXHIBIT B
                                 ---------


                 [FORM OF OPINION OF COUNSEL TO THE BORROWERS]


                               December 31, 1997


First Union National Bank, as Trustee
Richmond, Virginia

Branch Banking and Trust Company,
   as Credit Facility Trustee
Wilson, North Carolina

First Union National Bank, as
   Placement Agent
Charlotte, North Carolina

First Union National Bank, as
   Letter of Credit Provider
Roanoke, Virginia

     Re: $10,000,000 Development Authority of McDuffie County Taxable Industrial Development Revenue Bonds (Advance Stores Company, Incorporated Project), Series 1997

Ladies and Gentlemen:

     We have acted as counsel to Advance Stores Company, Incorporated (the "Company") and Advance Holding Corporation (the "Parent", and together with the Company, the "Borrowers") and are familiar with the matters relating to the preparation, execution and delivery of a Letter of Credit and Reimbursement Agreement, dated as of December 1, 1997 (the "Reimbursement Agreement"), by and among the Borrowers and First Union National Bank (the "Bank").

     Terms defined in the Reimbursement Agreement are used herein as therein defined. Among other things, we have examined:

     (1) a fully executed counterpart of the Reimbursement Agreement, dated as of December 1, 1997;

     (2) fully executed and acknowledged counterparts of the Security
Instruments;

     (3) the Placement Agreement, dated December 31, 1997 (the "Placement Agreement") among the Company, Development Authority of McDuffie County (the "Issuer") and First Union National Bank, Charlotte, North Carolina, as Placement Agent;

     (4)  the Bond Documents (as defined in the Reimbursement Agreement);

     (5) certificate of good standing for Company issued by the Virginia Secretary of State:

     (6) the Articles of Incorporation of the Company, as applicable, and all amendments thereto;

     (7) the Bylaws of the Company, as applicable, as now in effect (the "Bylaws");

     (8) certificate of good standing for Parent issued by the Virginia Secretary of State:

     (9) the Articles of Incorporation of the Parent, as applicable, and all amendments thereto; and

     (10) the Bylaws of the Parent, as applicable, as now in effect (the "Bylaws").

     We have also examined the originals, or copies certified to our satisfaction, of (i) such other records of the Borrowers, certificates of public officials and of officers of the Borrowers, and (ii) such other agreements, instruments and documents as we have deemed necessary as a basis for the
opinions hereinafter expressed.   As to questions of fact material to such
opinions, we have, when relevant facts were not independently established by me, relied upon certificates of the Borrowers or of public officials. We have assumed the due execution and delivery of the Reimbursement Agreement and other Loan Documents by the Bank.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

          (a) The Company is a duly organized and validly existing corporation under the laws of the State of Virginia. The Company has the requisite corporate power and authority to execute and deliver the Bonds Documents to which it is a party, the Security Instruments and the Reimbursement Agreement and to perform its obligations thereunder;


          (b) The Parent is a duly organized and validly existing corporation under the laws of the State of Virginia. The Parent has the requisite corporate power and authority to execute and deliver the Bonds Documents to which it is a party, the

     Security Instruments and the Reimbursement Agreement and to perform its obligations thereunder;

          (c) All Bond Documents to which the Borrowers are a party, the Reimbursement Agreement and the Security Instruments have been duly authorized, executed and delivered by the Borrowers, and subject to the last paragraph of this letter, each of them is the legal, valid and binding obligation and agreement of the Borrowers, enforceable in accordance with their terms;

          (d) To the best of our knowledge, no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by the Borrowers of the Reimbursement Agreement or any of the Security Instruments or Bond Documents to which they are a party;

          (e) To the best of our knowledge, neither the issuance and sale of the Bonds, nor the consummation of any other of the transactions contemplated in the Placement Agreement, the Bond Documents, the Security Instrument or the Reimbursement Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, constitute a default or require any consent under (i) the terms of the Articles of Incorporation of the Borrowers, as applicable, (ii) any indenture or other agreement or instrument to which the Borrowers or any of their affiliates may be bound or affected, or (iii) any order or regulation to be applicable to the Borrowers, of any Federal or Virginia court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Borrowers, as applicable. Additionally, to the best of our knowledge, neither the issuance and the sale of the Bonds, nor the consummation of any other of the transactions contemplated in the Placement Agreement, the Security Instruments, the Reimbursement Agreement or the Bond Documents, nor the fulfillment of the terms thereof will result in the creation of any lien, pledge, charge or encumbrance upon any of the assets or property of the Borrowers, as applicable, other than those expressly contemplated by such documents, the Borrowers are not in default under any material agreement or indenture instrument; and

          (f) To our best knowledge after due inquiry, there are no judicial, regulatory or arbitral proceedings pending or threatened in and federal or Virginia court at law or in equity against the Borrowers, as applicable, which, if decided adversely to the Borrowers, as applicable, would have a material adverse effect on the financial condition or operations of the Borrowers, as applicable, or adversely affect the validity or enforceability of the Bond Documents, the Reimbursement Agreement or the transactions contemplated therein.

     Although we have made certain inquiries and investigations in connection with the preparation of the Placement Memorandum, we did not independently verify the accuracy or completeness of the statements made in the Placement Memorandum and cannot and do not assume responsibility for or pass on the accuracy and completeness of such statements, except insofar as such statements relate to the Borrowers. Subject to the foregoing, we can state to you that our work in connection with this matter did not disclose any information that caused us to believe that the Placement Memorandum contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

     Our opinion concerning the validity, binding effect and enforceability of the Reimbursement Agreement or any of the Loan Documents to which Borrowers are a party means that said documents (i) constitute effective contracts under applicable law, (ii) are not invalid in their entirety because a specific statutory prohibition or public policy and are not subject in their entirety to a contractual defense, and (iii) subject to the last two sentences of this paragraph, applicable law provides remedies for enforcement of the security interests and liens created by the documents if the Borrowers, as applicable, is in material default under the documents. This opinion does not mean that (i) any particular remedy is available upon a material default, or (ii) every provision of the documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the documents may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor's rights and remedies generally and (ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith. We express no opinion as to the enforceability of any provision in the documents which provides for the waiver by Borrowers, as applicable, of any rights or protections in bankruptcy, including, without limitation, agreement to the lifting of automatic stay provisions.

                         Sincerely,

                                   EXHIBIT C


                                   LITIGATION
                                   ----------


     On November 5, 1997, Joe C. Proffitt, ("Plaintiff") on behalf of himself and others similarly situated filed in the Circuit Court for Jefferson County, Tennessee, a class action complaint and Motion for Class Certification against Advance Stores Company, Inc. ("Advance") alleging misconduct in the sale of automobile batteries.

     The gravamen of Plaintiffs' complaint is the allegation that Advance implemented a uniform scheme to promote, offer, and sell old, used, and "out of warranty" batteries to unsuspecting customers as if the batteries were new.

     The putative class is alleged to include "All persons and entities in the States of Alabama, California, Georgia, Kentucky, Michigan, North Carolina, Ohio, South Carolina, Tennessee, Texas, Virginia and West Virginia, who purchased automotive batteries from Advance or any Advance retail store locations at any time during the period November 1, 1991 to the present."

     The complaint seeks compensatory damages in an amount not to exceed $200.00 per class member, and punitive damages in an amount not to exceed $74,000.00 per class member. Advance believes that the amounts of damages have been limited to less than $75,000.00 to avoid the possibility of removal to Federal Court.

     The case is in the very early stages of discovery. Advance, believes that there is no merit to the complaint, or to the Motion for Class Certification, and accordingly plans a vigorous defense.

                                     C-1